UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/23/2007

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of the CECO Environmental Corp. 2007 Equity Incentive Plan

    On May 23, 2007, at the 2007 Annual Meeting of Stockholders of CECO Environmental Corp. (the "Company"), the Company's stockholders approved the CECO Environmental Corp. 2007 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan replaces the CECO Environmental Corp. 1997 Stock Incentive Plan.

    The Incentive Plan is administered by the Compensation Committee. The aggregate maximum number of shares of the Company's common stock that may be granted under the Incentive Plan is two million shares, subject to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, or similar transaction with respect to the common stock.

    The Incentive Plan is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 20, 2007 in connection with the Company's 2007 Annual Meeting of Stockholders held on May 23, 2007.

    The foregoing description of the Incentive Plan does not purport to be completed and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1 CECO Environmental Corp. 2007 Equity Incentive Plan (incorporated by reference to Exhibit B to CECO Environmental Corp.'s definitive proxy statement on Schedule 14A filed with the Security Exchange Commission on April 20, 2007)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: May 25, 2007	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration